       As filed with the Securities and Exchange Commission on May 1, 2001

                             File No. 811-08759


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM N-1A

                   REGISTRATION STATEMENT UNDER THE INVESTMENT
                              COMPANY ACT OF 1940

                                  Amendment No. 8

                     BARR ROSENBERG VARIABLE INSURANCE TRUST

         c/o Rosenberg Institutional Equity Management, Four Orinda Way,
                          Building E, Orinda, CA 94563

                                  925-254-6464

           Name and address
           of agent for service:                       Copies to:
           --------------------                        ---------

           Kenneth Reid                                J.B. Kittredge, Esq.
           AXA Rosenberg Investment                    Ropes & Gray
              Management LLC                           One International Place
           Four Orinda Way                             Boston, MA 02110-2624
           Building E
           Orinda, CA 94563


EXPLANATORY NOTE: This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. All the assets of the sole series of the Registrant, the Barr Rosenberg VIT Market Neutral Fund, were sold to the AXA Rosenberg Value Market Neutral Fund, a series of Barr Rosenberg Series Trust (File
Nos. 33-21677 and 811-5547), on April 27 2001 pursuant to an Agreement and Plan of Reorganization, dated April 15, 2001, and a Registration Statement on Form N-14 (File No. 333-56676), which was filed with the Securities and Exchange Commission on March 7, 2001. Accordingly, no shares of beneficial interest in any series of the Registrant are currently being offered, and this Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any shares of beneficial interest.

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     Post-Effective Amendment No. 5 to the Registrant's Registration Statement
on Form N-1A, filed with the Commission on May 1, 2000, is incorporated herein by reference in its entirety.

     All the assets of the sole series of the Registrant, the Barr Rosenberg VIT Market Neutral Fund, were sold to the AXA Rosenberg Value Market Neutral Fund, a series of Barr Rosenberg Series Trust (File Nos. 33-21677 and 811-5547), on April 27, 2001 pursuant to an Agreement and Plan of Reorganization, dated
April 15, 2001, and a Registration Statement on Form N-14 (File No. 333-56676), which was filed with the Securities and Exchange Commission on March 7, 2001.


                                      -2-
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                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 8 to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Orinda, and the State of California, on the 30th day of April, 2001.

                                         BARR ROSENBERG VARIABLE INSURANCE TRUST

                                            By: RICHARD L. SAALFELD
                                                ---------------------
                                                  Richard L. Saalfeld
                                                  President